EXHIBIT 99.1

This Statement on Form 4 is filed by: (i) Osiris Sponsor, LLC, (ii) Fortinbras SPAC Holdings LLC, (iii) Fortinbras Enterprises LP, and (iv) Fortinbras Enterprises Holdings LLC.

Name of Designated Filer: Fortinbras Enterprises Holdings LLC

Date of Event Requiring Statement: May 13, 2021

Issuer Name and Ticker or Trading Symbol: Osiris Acquisition Corp. [OSI]

OSIRIS SPONSOR, LLC

By:	Fortinbras SPAC Holdings LLC,
its managing partner

	By:	Fortinbras Enterprises LP,
its managing member

		By:	Fortinbras Enterprises Holdings LLC,
its managing partner

			By:	/s/ Benjamin E. Black
			Name:	Benjamin E. Black
			Title:	Managing Partner

FORTIBNRAS SPAC HOLDINGS LLC

By:	Fortinbras Enterprises LP,
its managing member

	By:	Fortinbras Enterprises Holdings LLC,
its managing partner

		By:	/s/ Benjamin E. Black
		Name:	Benjamin E. Black
		Title:	Managing Partner

FORTINBRAS ENTERPRISES LP

By:	Fortinbras Enterprises Holdings LLC,
its managing partner

	By:	/s/ Benjamin E. Black
	Name:	Benjamin E. Black
	Title:	Managing Partner

FORTINBRAS ENTERPRISES HOLDINGS LLC

By:	/s/ Benjamin E. Black
Name:	Benjamin E. Black
Title:	Managing Partner